Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Conifer Holdings, Inc.

Birmingham, Michigan

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Conifer Holdings, Inc. and subsidiaries, and the related financial statement schedules, dated May 6, 2015 (August 10, 2015 as to the effect of the common stock split discussed in Note 2), appearing in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-205448) of Conifer Holdings, Inc.

/s/ Deloitte & Touche LLP

Detroit, Michigan
August 13, 2015